                                                                     EXHIBIT 21

                   SUBSIDIARIES OF THE TIMES MIRROR COMPANY

                           AS OF DECEMBER 31, 1996*

                                                                     STATE (OR
                                                                    COUNTRY) OF
      NAME                                                         INCORPORATION
      ----                                                         -------------
      The Baltimore Sun Company................................... Maryland
      The Hartford Courant Company................................ Connecticut
      Jeppesen & Co., GmbH**...................................... Germany
      Jeppesen Sanderson, Inc. ................................... Delaware
      Matthew Bender & Company, Incorporated**.................... New York
      The Morning Call, Inc. ..................................... Pennsylvania
      Mosby-Year Book, Inc. ...................................... Missouri
      Newsday, Inc.**............................................. New York
      Times Mirror Magazines, Inc.**.............................. New York
      Times Mirror Training, Inc. ................................ Florida

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 * The names of certain other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary. The Los Angeles Times is operated as a division of The Times Mirror Company.

** 100% owned by a wholly-owned subsidiary of the Registrant. (All other subsidiaries listed above are directly wholly-owned by the Registrant.)